EXHIBIT 99

For immediate release Contact: Bob Fauteux

March 31, 2003 +1 212 573-3079

Colette Goldrick
+44 (20) 7654-1704

PFIZER COMPLETES SALE OF ADAMS CONFECTIONARY BUSINESS

TO Cadbury Schweppes

NEW YORK, March 31 - Pfizer Inc said today it has completed the sale, announced December 17, 2002, of its Adams confectionary business for $4.2 billion in cash to Cadbury Schweppes plc.

"Our Adams colleagues contributed significantly to Warner-Lambert and Pfizer over the past 40 years, and we are grateful to them," said Hank McKinnell, Pfizer chairman and chief executive officer. "We wish them continued success as they now join Cadbury Schweppes."

For the Adams sale, Merrill Lynch and Lazard assisted Pfizer as investment bankers; Cadwalader, Wickersham & Taft provided legal counsel.

Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines for humans and animals and many of the world's best-known consumer brands.

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